UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2007

LUSORA HEALTHCARE SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-129393

(Commission File Number)

20-5854735

(IRS Employer Identification No.)

2802 Flintrock Trace, Suite 221, Austin, TX 78738

(Address of principal executive offices and Zip Code)

512-371-4171

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On May 16, 2007, we gave notice to Global Healthcare Investments S.A. (“Global”), for an advance of $200,000, pursuant to a share issuance agreement with Global, dated April 30, 2007. As consideration for the cash advance, we issued to Global 352,113 units (the “Units”) at a deemed price of $0.57 per Unit. Each Unit consists of one common share and one common share purchase warrant (a “Warrant”). One Warrant will entitle the holder to purchase one common share in the capital of the Company (a “Warrant Share”) at a price of $0.85 per Warrant Share until May 17, 2010.

We issued all of the 352,113 common shares to a non U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits
10.1	Private Placement Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUSORA HEALTHCARE SYSTEMS INC.

By:

/s/ Dan Bauer

Dan Bauer

President and Director

Date: May 23, 2007